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                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Lisa Salamon
                    (610) 444-8433

       Genesis and Multicare File Joint Chapter 11 Plan of Reorganization

KENNETT SQUARE, PA--(June 5, 2001)--Genesis Health Ventures, Inc. (GHVIQ.OB) and the Multicare Companies, Inc. today filed a joint plan of reorganization in U.S. Bankruptcy Court for the District of Delaware, calling for the merger of the two companies under the Genesis banner.

The plan, which was endorsed by the steering committees of both firms' senior bank lenders and the Genesis unsecured creditors, calls for Multicare to become a wholly-owned subsidiary of Genesis. Genesis currently owns 43.6 % of Multicare and manages its skilled nursing and assisted living facilities under the Genesis Eldercare brand name.

The plan, as filed, provides for the issuance of new notes, new preferred stock and 96% of the new common stock to the Genesis and Multicare senior secured creditors and approximately 4% of the new common stock to the Genesis unsecured creditors. Genesis unsecured creditors will also receive warrants to purchase approximately 5.8% of the new common stock. Multicare vendors will also receive a small percentage of common stock. Existing holders of Genesis preferred stock and Genesis and Multicare common stock would receive no distribution under the plan. Genesis plans to register the new common stock for trading on a public exchange at a future date.

The plan is subject to approval by certain creditor classes. Disclosure statements and voting instructions will be mailed following Court approval of the disclosure materials.

"When we filed for Chapter 11 protection last June, our two primary goals were to realign our capital structure with our current operating performance and to ensure we continue to provide quality healthcare services to our nearly 700,000 individual and ancillary service customers," said Michael R. Walker, Genesis Chairman and Chief Executive Officer. "Company employees should be commended in accomplishing both goals during this challenging process."

Genesis and Multicare voluntarily filed for Chapter 11 protection on June 22, 2000 citing drastic cuts in Medicare reimbursement--double what the Federal government predicted--and continued underpayment by most State funded Medicaid systems.

Copies of the filed plan, disclosure statement and a summary of those documents will be posted in the restructuring section of Genesis web site at www.ghv.com. The Genesis Answer Line at 888-295-8621 will also include brief audio overviews of the plan for vendors, investors, employees, and customers.

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Genesis Health Ventures provides eldercare in the eastern US through a network of Genesis ElderCare skilled nursing and assisted living facilities plus long term care support services nationwide including pharmacy, medical equipment and supplies, rehabilitation, group purchasing, consulting and facility management.

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Statements made in this release, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: our bankruptcy cases and our ability to continue as a going concern; risks associated with operating a business in Chapter 11; the delays or the inability to complete and/or consummate our plan of reorganization; our ability to comply with the provisions of our debtor-in-possession financing; our substantial indebtedness and significant debt service obligations; our default under our senior credit agreement and our senior subordinated and other notes; adverse actions which may be taken by creditors; adverse developments with respect to our liquidity or results of operations; the effect of planned dispositions of assets; our ability to consummate or complete development projects or to profitably operate or successfully integrate enterprises into our other operations; our ability or inability to secure the capital and the related cost of the capital necessary to fund future growth; our ability to attract customers given our current financial position; our ability to attract and retain key executives and other personnel; the impact of health care reform, including the Medicare Prospective Payment System ("PPS"), the Balanced Budget Refinement Act ("BBRA") and the Benefit Improvement and Protection Act of 2000 ("BIPA") and the adoption of cost containment measures by the federal and state governments; the impact of government regulation, including our ability to operate in a heavily regulated environment and to satisfy regulatory authorities; the occurrence of changes in the mix of payment sources utilized by customers to pay for services; the adoption of cost containment measures by other third party payors; competition in our industry; and changes in general economic conditions.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.